Exhibit 10.24

BLOCKED ACCOUNT CONTROL AGREEMENT
(Lender Control)

This Blocked Account Control Agreement (this “Agreement”) is entered into as of December 27, 2012 among INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation (“Depositor”), BANK OF THE OZARKS as lender (the “Lender”), and BANK OF THE OZARKS as depository bank (“Bank”), and sets forth the rights and obligations of the parties with respect to the Deposit Account (defined below).

1.                  The Bank acknowledges that Lender is, as of the date of this Agreement, making a loan (the "Loan") to INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation ("Borrower"), in the maximum principal amount of FOUR MILLION SIX HUNDRED FIFTY-EIGHT THOUSAND FOUR HUNDRED NINETY-SIX AND NO/100 DOLLARS ($4,658,496.00) (the "Loan Amount"), which is evidenced by a Promissory Note in the amount of the Loan (the "Note") secured by, among other things, that certain deposit Account Number 221 000 4723 at the Bank (the "Deposit Account"), which the Bank agrees to maintain in accordance with the terms and conditions hereof.

2.	Depositor has, as of the date of this Agreement and as a condition precedent to Lender making the Loan, deposited into the Deposit Account an amount equal to or greater than the Loan Amount.
3.	Depositor hereby (a) irrevocably transfers exclusive ownership and control of the Deposit Account to Lender, (b) agrees that the Deposit Account shall be subject to Lender's sole dominion, control and discretion, and (c) agrees that Lender shall have the sole right to issue instructions and to access, withdraw or transfer funds from the Deposit Account; provided, however, that the Depositor shall remain responsible to the Bank for all obligations and duties under the deposit agreement with the Bank (the "Deposit Agreement") and Lender shall have no responsibility for any such obligations and duties. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions for disposition of funds in the Deposit Account.
4.	The Bank hereby acknowledges notice of and consents to the provisions of Section 3 hereof and acknowledges Lender's rights to dominion and control over the Deposit Account, Lender's sole right to issue instructions with respect to the Deposit Account, and Lender's sole right to access, withdraw or transfer funds from the Deposit Account. The Bank further agrees that at all times it will make distributions from the Deposit Account only as specifically directed by Lender to Bank in writing.
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5.	The Bank is hereby authorized to endorse and process, in accordance with the Bank's customary collection procedures, all checks and other remittance items received by the Bank for deposit into the Deposit Account from third party remitters, and to deposit such checks and other remittance items in the Deposit Account.
6.	The Depositor shall pay or reimburse the Bank for its customary and reasonable fees and charges for the maintenance of the Deposit Account pursuant to the Deposit Agreement and this Agreement, and Lender shall have no liability to the Bank therefor except for the rights of set off expressly herein provided for. The Depositor shall indemnify and hold the Bank harmless from and against any losses resulting from returned checks deposited in the Deposit Account, and Lender shall not have any liability to the Bank therefor except for the rights of set off expressly herein provided. The Bank will deliver to Lender a copy of any advice with respect to any charge made against the Deposit Account pursuant to this Section 6. The Bank hereby agrees that, in its capacity as depository, it will not, except as provided herein, exercise or claim any right of offset, counterclaim or recoupment against the Deposit Account or the deposits made in the Deposit Account, provided that the Bank shall be permitted, with written notice to Lender, to offset and charge the Deposit Account for returned deposit items, erroneously posted items and costs incurred in maintaining the Deposit Account, including, without limitation, the Bank's usual, customary and reasonable fees and charges.
7.	Notwithstanding the foregoing provisions of Section 6, Lender, in its capacity as Lender under the Loan, shall be entitled, following the occurrence of an Event of Default, to offset and apply any and all monies in the Deposit Account against amounts due under the Note as the result of such Event of Default.
8.	Depositor hereby agrees to indemnify, defend and save harmless Bank against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Bank) incurred in connection with this Agreement or the Deposit Account (except to the extent due to Bank's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred as a result of following Depositor's direction or instruction.
9.	The Depositor acknowledges and agrees that the Bank shall not be obligated to the Depositor under any circumstances to make any inquiry whatsoever as to Lender's right or authority to give any order or direction with respect to the Deposit Account, and the Bank shall not be liable to the Depositor under any circumstances for following any order or direction of Lender with respect to the Deposit Account.
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10.	The Depositor may not terminate this Agreement or close the Deposit Account without the prior written consent of Lender. Upon any termination of this Agreement, Bank will close the Deposit Account and transfer any monies remaining therein in accordance with Lender's instructions. This letter agreement may also be terminated upon written notice to Bank by Lender.
11.	The Depositor shall be entitled to request that Lender make a release of funds from the Deposit Account to Depositor, upon the simultaneous fulfillment of each of the following conditions:
(a)	The outstanding principal balance of the Loan shall have been reduced by at least FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) since the previous release to Depositor, if any, has been made;
(b)	The balance of the Deposit Account shall, at the time of Depositor's Request, exceed the outstanding principal balance of the Loan by at least FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00);
(c)	Depositor shall provide a written request to Lender for such withdrawal ("Depositor's Request"), which Depositor's Request shall include the following:
(1)	The amount of funds which Depositor is requesting be released from the Deposit Account, which in no event shall be less FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00);
(2)	A certification by the chief financial officers of Borrower and Depositor that the conditions set forth in Sections 11(a)-(b) above have been fulfilled and that, following the requested release, the balance of the Deposit Account shall exceed the outstanding principal balance of the Loan;
(3)	A certification by the chief financial officers of Borrower and Depositor that no default, Event of Default, or act or omission of Borrower or Depositor which with the passage of time or the giving of notice, or both, shall qualify as a default or an Event of Default, shall have occurred with respect to the Note, the Loan, or the other documents evidencing the Loan (collectively, the "Loan Documents");
(d)	No release of funds from the Deposit Account shall have been made within the thirty (30) calendar days immediately prior to the date of the Depositor's Request.

Lender shall, after confirmation of Depositor's fulfillment of each of the preceding conditions, authorize a release of funds from the Deposit Account within ten (10) business days. Such release shall be deposited into an account specified by Depositor.

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12.	In no event shall the outstanding principal balance of the Loan at any time exceed the balance of the Deposit Account, and Depositor hereby covenants and agrees to deposit into the Deposit Account, immediately upon demand from Lender at any time, any amounts necessary for the balance of the Deposit Account to equal or exceed the outstanding principal balance of the Loan.
13.	Upon repayment of the Loan in full and fulfillment of all other obligations of Borrower and Depositor under the Loan Documents, Lender shall release all remaining funds from the Deposit Account to Depositor.
14.	None of the terms and conditions of this Agreement shall be waived, altered, modified or amended except as the parties hereto may consent in writing. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be an original hereof, and it will not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.
15.	This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws, and not the choice of law rules, of the State of Texas. In the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall control.
16.	Any notice or request hereunder may be given to the Depositor, Lender or the Bank at their respective addresses set forth herein or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph. Any notice or request hereunder may be given by hand, mail (first class postage prepaid), or overnight delivery and shall be effective upon receipt.
17.	Capitalized terms that are used but not otherwise defined herein shall have those meanings ascribed to them in the Note.

[SIGNATURE PAGES FOLLOW]

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DEPOSITOR: INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation By: /s/ Catherine L. Lynch Name: Catherine L. Lynch Title: CFO:	ADDRESS: Inland Real Estate Investment Corporation 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Catherine L. Lynch

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LENDER: BANK OF THE OZARKS By: /s/ Dan Thomas Name: Dan Thomas Title: President – Real Estate Specialties Group	ADDRESS: 8201 Preston Road Suite 700 Dallas, Texas 75225 Attn: Dan Thomas

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BANK: BANK OF THE OZARKS By: /s/ Dan Thomas Name: Dan Thomas Title: President – Real Estate Specialties Group	ADDRESS: 8201 Preston Road Suite 700 Dallas, Texas 75225 Attn: Dan Thomas